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                             Exhibit 10(a) - Consent of Sutherland Asbill
                                               & Brennan LLP

SUTHERLAND ASBILL & BRENNAN LLP
1275 PENNSYLVANIA AVENUE, N.W.
WASHINGTON, D.C. 20004-2404


                              January 19, 1998


VIA EDGAR
---------

Board of Directors
Golden American Life Insurance Company
1001 Jefferson Street, Suite 400
Wilmington, DE  19801

Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption
"Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 10 to the registration statement on Form N-4 for the Separate Account B (File No. 33-59261). In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

                                             Very truly yours,

                                             SUTHERLAND ASBILL & BRENNAN LLP



                                             By: /s/ Stephen E. Roth
                                             ----------------------------
                                                   Stephen E. Roth

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